UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 14, 2007

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BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

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South Dakota
(State or other jurisdiction of incorporation)
001-31303	46-0458824
(Commission File Number)	(IRS Employer Identification No.)

625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	57709-1400 (Zip Code)

605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth in Item 3.02 of this Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On February 14, 2007, Black Hills Corporation (the “Company”) accepted commitments from certain institutional investors to purchase 4,170,891 shares of the Company’s Common Stock, par value $1.00 per share, at a purchase price of $36.00 per share in a private offering exempt under Section 4(2) of the Securities Act of 1933 from the registration requirements of that Act. Aggregate gross proceeds will total $150,152,076. Credit Suisse and BMO Capital Markets acted as placement agents in connection with the transaction and will receive a placement agent fee equal to 3 percent of the gross proceeds received by the Company, or approximately $4.5 million. The Company will use the net proceeds from this offering for debt reduction. The transaction is expected to close by February 22, 2007.

The shares of Common Stock to be sold have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy in any jurisdiction.

A copy of the press release announcing the private placement of Common Stock is filed herewith as Exhibit 99 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Title of Document

99	Press Release dated February 14, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Mark T. Thies
Mark T. Thies
Executive Vice President
and Chief Financial Officer

Date: February 15, 2007

Exhibit Index

Exhibit Number	Title of Document

99	Press Release dated February 14, 2007

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